Exhibit (a)(21)

TWENTIETH AMENDMENT DATED APRIL 28, 2017

TO JANUS ASPEN SERIES’

AMENDED AND RESTATED TRUST INSTRUMENT

DATED MARCH 18, 2003

AND AMENDED DECEMBER 29, 2005

Pursuant to authority granted by the Trustees, Schedule A of the Amended and Restated Trust Instrument, as amended, is further amended effective May 1, 2017, to reflect the name change of Janus Portfolio to Research Portfolio.

SCHEDULE A

Series of the Trust	Available Classes

Balanced Portfolio	Institutional Shares
Service Shares

Enterprise Portfolio	Institutional Shares
Service Shares

Flexible Bond Portfolio	Institutional Shares
Service Shares

Forty Portfolio	Institutional Shares
Service Shares

Global Technology Portfolio	Institutional Shares
Service Shares

Global Research Portfolio	Institutional Shares
Service Shares

Overseas Portfolio	Institutional Shares
Service Shares

Research Portfolio	Institutional Shares
Service Shares

Janus Aspen INTECH U.S. Low Volatility Portfolio	Service Shares

Janus Aspen Perkins Mid Cap Value Portfolio	Institutional Shares
Service Shares

Global Allocation Portfolio - Moderate	Institutional Shares
Service Shares

Global Unconstrained Bond Portfolio	Institutional Shares
Service Shares

Exhibit (a)(21)

Global Bond Portfolio	Institutional Shares
Service Shares
[SEAL]